As filed with the Securities and Exchange Commission on March 18, 1999

                   Registration Statement No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   F 0 R M S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           TOTAL RESEARCH CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                                      22-2072212
-------------------------------                      ----------------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)


                               5 Independence Way
                           Princeton, New Jersey 08543
                                  (609)520-9100
               ---------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           TOTAL RESEARCH CORPORATION
                         1986 EMPLOYEE STOCK OPTION PLAN
            --------------------------------------------------------
                            (Full title of the plan)

                        Richard G. Morrow, Jr., Secretary
                           Total Research Corporation
                               5 Independence Way
                           Princeton, New Jersey 08543
                           ---------------------------
                     (Name and address of agent for service)


                                 (609) 520-9100
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                  Please send copies of all communications to:
                              James Biehl, Esquire
                           Drinker Biddle & Reath LLP
                 (A Pennsylvania Limited Liability Partnership)
                           Suite 300, 105 College Road
                               Post Office Box 627
                        Princeton, New Jersey 08542-0627

                                              CALCULATION OF REGISTRATION FEE

                                                                                                PROPOSED
                                                                                                MAXIMUM
                                                                                                AGGREGATE
    TITLE OF SECURITIES TO                                                                      OFFERING              AMOUNT OF
        BE REGISTERED                          AMOUNT TO BE REGISTERED (1)(2)                   PRICE (2)         REGISTRATION FEE

Common Stock
($0.001 par value)              4,000 shares of $0.4375 per share                              $1,750.00

                                250,000 shares at $0.6563 per share (3)                      $164,075.00

                                8,000 shares at $0.6875 per share                              $5,500.00

                                8,000 shares at $0.7656 per share                              $6,124.80

                                150,000 shares at $1.0000 per share                          $150,000.00

                                5,000 shares at $1.0937 per share                              $5,468.50

                                10,000 shares at $1.1250 per share                            $11,250.00

                                10,000 shares at $1.2500 per share                            $12,500.00

                                12,500 shares at $1.6250 per share                            $20,312.50

                                2,500 shares at $1.6875 per share                              $4,218.75

                                10,000 shares at $1.8750 per share                            $18,750.00

                                7,500 shares at $1.9375 per share                             $14,531.25

                                15,000 shares at $2.1250 per share                            $31,875.00

    TOTAL                       492,500                                                      $446,355.80        $ 132


(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. All the shares being registered under this Registration Statement are shares subject to outstanding but unexercised options. The common stock is traded on the NASDAQ SmallCap System.

(3)       Represents   shares  subject  to  options  issued  to  United  Kingdom
          employees of Total Research Corporation.

                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         (Not required to be filed as part of this Registration Statement)




                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by Total Research Corporation (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

     (a)  the  Company's  Annual Report on Form 10-K for the year ended June 30,
1998 filed on September 28, 1998 and amendments thereto filed on October 2, October 29 and November 3, 1998;

     (b) the Company's Quarterly Reports on Form 10-Q dated September 30, 1998 and filed on November 17, 1998 and dated December 31, 1998 and filed on February 16, 1999;

     (c) the Company's Current Reports on Form 8-K dated October 22, 1998 and October 28, 1998;

     (d) the description of the common stock, par value $.001 per share, of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A dated April 29, 1987, filed with the Securities and Exchange
Commission, including any amendments or reports filed for the purpose of updating such description; and

     (e) all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since February 16, 1999.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses.

     The Company's Certificate of Incorporation provides for indemnification of directors, officers, employees and agents who have been the prevailing party, or who have acted in good faith in a manner reasonably incurred by such person in the defense of any action brought against such person by reasons of acts committed in his capacity as a director, officer, employee or agent of the Company.

     Reference is made to Item 9 of this Registration Statement for additional information regarding indemnification of directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     No restricted securities are being reoffered or resold pursuant to this Registration Statement.


ITEM 8.  EXHIBITS.

5                 Opinion of Drinker Biddle & Reath LLP.

23.1              Consent of Amper, Politziner & Mattia P.A.

23.2              Consent of Drinker Biddle & Reath LLP (Included in Exhibit 5).

25                Powers of Attorney (See Signature Page).


ITEM 9.  UNDERTAKINGS

     1.  Undertakings Required by Regulation S-K Item 512(a)
         ---------------------------------------------------

         The undersigned Registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered [if the total dollar value of securities offered would not exceed that which was registered] and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2.   Undertakings Required by Regulation S-K Item 512(b).
          ----------------------------------------------------

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934(and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3.   Undertakings Required by Regulation S-K Item 512(h).
          ----------------------------------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on March 11, 1999.

                                     TOTAL RESEARCH CORPORATION

                                     By:/s/ Albert A. Angrisani
                                        ------------------------------
                                        Albert A. Angrisani
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albert A. Angrisani and Eric Zissman, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                            Date
--------------------------------------------------------------------------------
/s/ Albert A. Angrisani          Director, President and          March 11, 1999
-----------------------          Chief Executive Officer
    Albert A. Angrisani          (Principal Executive Officer)

/s/ Eric Zissman                 Treasurer and Chief Financial    March 15, 1999
-----------------------          Officer and Administrative
    Eric Zissman                 Office
                                 (Principal Financial and
                                 Accounting Officer)

/s/ Lorin Zissman                Director                         March 10, 1999
------------------------
    Lorin Zissman

                                 Director                         March   , 1999
-----------------------
    J. Edward Shrawder

/s/ Anthony Galli                Director                         March 11, 1999
------------------------
    Anthony Galli

/s/ Roger Thomas                 Director                         March 11, 1999
------------------------
    Roger Thomas

/s/ David Brodsky                Chairman of the Board            March 11, 1999
------------------------
    David Brodsky

/s/ Howard Shecter               Director                         March 11, 1999
------------------------
    Howard Shecter

                                 Director                         March   , 1999
------------------------
    George Lindemann

                                  EXHIBIT INDEX




        Exhibit No.           Description
        -----------           -----------

        5                     Opinion of Drinker Biddle & Reath LLP

        23.1                  Consent of Amper, Politziner & Mattia P.A.

        23.2                  Consent of Drinker Biddle & Reath LLP
                              (Included in Exhibit 5)

        25                    Powers of Attorney
                              (See Signature Page)